Exhibit 99.1

FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES NEARLY ONE MILLION SQUARE FEET

OF SELF STORAGE FOR $80 MILLION

SSTI Ends 2011 with $245 Million in New Acquisitions

LADERA RANCH, Calif. – January 3, 2012 – Strategic Storage Trust, Inc. (SSTI) – a publicly registered non-traded REIT investing in self-storage properties – recently acquired a portfolio of 12 properties in Georgia and Florida totaling approximately 8,000 units and one million square feet with a total aggregate purchase price of approximately $80 million.

“The acquisition of this portfolio will allow us to almost double our presence in the Atlanta market and fuel our ongoing expansion in Florida. This targeted strategy allows for economies of scale and operational efficiencies that are part of our successful business plan,” said H. Michael Schwartz, SSTI’s chairman and CEO. “New properties in prime retail locations like these are traits we continue to pursue as we grow and expand in our self-storage portfolio.”

The 12 facilities will be rebranded under the SmartStop™ Self Storage trade name and join a rapidly expanding North American retail chain that now includes 91 self-storage properties in 17 states and Canada.

“We ended 2011 successfully by achieving most of our acquisition, operational and branding goals as SSTI’s total assets are approximately $550 million,” said Schwartz. “From an operational perspective, we have created a solid platform for future growth in 2012. This is our time to prosper.”

All of the 10 properties in Georgia are within 30 miles of downtown Atlanta and the two Florida properties are located in Jacksonville within seven miles of the city center. The facilities are relatively new – all opened between 2006 and 2009 – with about 80 percent featuring state-of-the-art climate control systems. Many of the properties also offer exterior drive-up units and special parking for recreational vehicles or boats.

“These institutional-grade assets exhibit strong demographics, have consistently high traffic counts and are located in active markets,” said Wayne Johnson, senior vice president of acquisitions for SSTI. “We look forward to offering our tenants a better self storage experience through world-class customer care, technology and personalized service.”

12-Property Portfolio Locations:

4105 George Busbee Pkwy, Kennesaw, GA

52 Bailey Station Cir, Sharpsburg, GA

2801 N Berkeley Lake Rd, Duluth, GA

1790 Peachtree Industrial Blvd, Duluth, GA

3357 Breckenridge Blvd, Duluth, GA

1897 West Oak Pkwy, Marietta, GA

3720 Tramore Pointe Pkwy, Austell, GA

6780 Roswell Rd, Sandy Springs, GA

2340 Cobb Pkwy SE, Smyrna, GA

3564 Lawrenceville Hwy, Lawrenceville, GA

790 Monument Rd, Jacksonville, FL

5550 Timuquana Rd, Jacksonville, FL

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. Since the launch of SSTI in 2008, the company’s portfolio of wholly-owned properties has expanded to include 91 properties in 17 states and Canada that are being branded as SmartStop™ Self Storage. The portfolio includes approximately 60,000 self-storage units and 7.5 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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